UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDIACOM COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:
On February 25, 2011, Mediacom Communications Corporation (“Mediacom”) issued a press release announcing its preliminary, unaudited financial and operating highlights for the three months and year ended December 31, 2010. A copy of the press release is included below.
Mediacom Communications Reports Preliminary Highlights for
Fourth Quarter and Full Year 2010

Middletown, NY — February 25, 2011 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported preliminary, unaudited financial and operating highlights for the three months and year ended December 31, 2010. The results reported remain subject to adjustment based upon completion of the Company’s audit for the year ended December 31, 2010.
Preliminary Fourth Quarter 2010 Highlights
For the Fourth Quarter of 2010, the Company expects:
•	Revenues to be $378.9 million, a 1.9% increase from the prior year period

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) * to be $138.3 million, unchanged from the prior year period

•	Operating income to be $73.8 million, a 4.4% decline from the prior year period

•	Revenue generating units (“RGUs”) to grow by 23,000, comprising:
•	Basic subscriber net loss of 10,000

•	Digital customer net gain of 14,000

•	High-speed data customer net gain of 11,000

•	Phone customer net gain of 8,000
Preliminary Full Year 2010 Highlights
For the full year ended December 31, 2010, the Company expects:
•	Revenues to be $1,499.0 million, a 2.6% increase from the prior year

•	Adjusted OIBDA* to be $548.4 million, a 1.2% increase from the prior year

•	Operating income to be $298.4 million, a 0.5% decline from the prior year

•	Capital expenditures to be $237.4 million, compared to $236.7 million in the prior year

•	RGUs to grow by 113,000, or 3.8% to 3,094,000, comprising:
•	Basic subscriber net loss of 45,000, ending the year at 1,193,000

•	Digital customer net gain of 53,000, ending the year at 731,000

•	High-speed data customer net gain of 60,000, ending the year at 838,000

•	Phone customer net gain of 45,000, ending the year at 332,000

*	Adjusted OIBDA excludes non-cash, share-based compensation charges. See Page 2 for a reconciliation of Adjusted OIBDA to operating income, which is the most directly comparable GAAP measure.

On November 15, 2010, the Company announced that it had entered into a definitive merger agreement with Rocco B. Commisso, Mediacom’s founder, Chairman and Chief Executive Officer, and an entity formed by Mr. Commisso. A special meeting of stockholders will be held on March 4, 2011 to vote on the merger agreement, pursuant to which all outstanding shares of Mediacom common stock that Mr. Commisso does not already own will be converted into $8.75 per share in cash.
Mediacom is releasing these preliminary results to provide its stockholders with additional financial information prior to the upcoming special meeting of stockholders. The Company anticipates that if the merger agreement is adopted by the requisite vote of stockholders, the merger will be consummated on or about the date of the stockholder meeting. In light of that expectation, the Company does not plan to make a further earnings release after the 2010 audit is complete or to hold an investors’ conference call.
Additional Information About the Merger
Mediacom has filed a definitive proxy statement describing the proposed transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND ITS PARTICIPANTS. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Mediacom at the SEC’s Web site (www.sec.gov) and from Mediacom.
Reconciliation of Adjusted OIBDA to Operating Income

	Three Months			Year Ended
	Ended December 31,			December 31,
(in thousands)	2010	2009	Change	2010	2009	Change
Adjusted OIBDA	$138,261	$138,480	(0.2)%	$548,394	$541,681	1.2%
Non-cash, share-based compensation	(2,133)	(1,906)	11.9	(7,802)	(7,290)	7.0
Depreciation and amortization	(62,363)	(59,394)	5.0	(242,233)	(234,630)	3.2

Operating income	$73,765	$77,180	(4.4)%	$298,359	$299,761	(0.5)%

About Mediacom
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including traditional and advanced video services such as digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. For more information about Mediacom Communications, please visit www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President,	Group Vice President,
Corporate Finance	Legal and Public Affairs
(845) 695-2675	(845) 695-2754

Cautionary Statement Regarding Forward-Looking Statements
You should carefully review the information contained in this Press Release and in other reports or documents that we file from time to time with the SEC.
In this Press Release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:
•	increased levels of competition from existing and new competitors;

•	lower demand for our video, high-speed data and phone services;

•	our ability to successfully introduce new products and services to meet customer demands and preferences;

•	changes in laws, regulatory requirements or technology that may cause us to incur additional costs and expenses;

•	greater than anticipated increases in programming costs and delivery expenses related to our products and services;

•	changes in assumptions underlying our critical accounting policies;

•	the ability to secure hardware, software and operational support for the delivery of products and services to our customers;

•	disruptions or failures of network and information systems upon which our business relies;

•	our reliance on certain intellectual property;

•	our ability to generate sufficient cash flow to meet our debt service obligations;

•	our ability to refinance future debt maturities or provide future funding for general corporate purposes and potential strategic transactions, on similar terms as we currently experience; and

•	other risks and uncertainties discussed in this Press Release, our Annual Report on Form 10-K for the year ended December 31, 2009 and other reports or documents that we file from time to time with the SEC.
Statements included in this Press Release are based upon information known to us as of the date that this Press Release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this Press Release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.